CREDIT SUISSE FIRST BOSTON	PAGE 1

AMERICAN HONDA FINANCE CORPORATION
Annual Statement to Certificateholder—Honda Auto Receivables 2003-5 Owner Trust
04/01/04 through 03/31/05

I. ORIGINAL DEAL PARAMETER INPUTS
(A) Total Portfolio Balance	$1,043,550,894.52
(B) Total Securities Balance	$1,043,550,894.52
(C) Class A-1 Notes
(i) Class A-1 Notes Balance	$234,000,000.00
(ii) Class A-1 Notes Percentage (C(i)/B)	22.42%
(iii) Class A-1 Notes Rate	1.14000%
(iv) Class A-1 Notes Accrual Basis	Actual/360
(D) Class A-2 Notes
(i) Class A-2 Notes Balance	$250,000,000.00
(ii) Class A-2 Notes Percentage (D(i)/B)	23.96%
(iii) Class A-2 Notes Rate	1.570%
(iv) Class A-2 Notes Accrual Basis	30/360
(E) Class A-3 Notes
(i) Class A-3 Notes Balance	$305,000,000.00
(ii) Class A-3 Notes Percentage (E(i)/B)	29.23%
(iii) Class A-3 Notes Rate	2.300%
(iv) Class A-3 Notes Accrual Basis	30/360
(F) Class A-4 Notes
(i) Class A-4 Notes Balance	$225,853,000.00
(ii) Class A-4 Notes Percentage (F(i)/B)	21.64%
(iii) Class A-4 Notes Rate	2.960%
(iv) Class A-4 Notes Accrual Basis	30/360
(G) Certificates
(i) Certificates Balance	$28,697,894.52
(ii) Certificates Percentage (G(i)/B)	2.75%
(iii) Certificates Rate	2.960%
(iv) Certificates Accrual Basis	30/360
(H) Servicing Fee Rate	1.00%
(I) Portfolio Summary
(i) Weighted Average Coupon (WAC)	4.34%
(ii) Weighted Average Original Maturity (WAOM)	58.62	months
(iii) Weighted Average Remaining Maturity (WAM)	53.33	months
(iv) Number of Receivables	58,492
(J) Reserve Fund
(i) Reserve Account Initial Deposit Percentage	0.50%
(ii) Reserve Account Initial Deposit	$5,217,754.47
(iii) Specified Reserve Account Percentage	0.75%
(iv) Specified Reserve Account Balance	$7,826,631.71

(K) Yield Supplement Account Deposit	$6,003,156.34
II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS
(A) Total Portfolio Balance	$935,334,925.57
(B) Total Securities Balance	$935,334,925.57
(C) Cumulative Note and Certificate Pool Factor	0.8963002
(D) Class A-1 Notes
(i) Class A-1 Notes Balance	$125,784,031.05
(ii) Class A-1 Notes Pool Factor	0.5375386
(iii) Class A-1 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-1 Notes Principal Carryover Shortfall	$0.00
(E) Class A-2 Notes
(i) Class A-2 Notes Balance	$250,000,000.00
(ii) Class A-2 Notes Pool Factor	1.0000000
(iii) Class A-2 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-2 Notes Principal Carryover Shortfall	$0.00
(F) Class A-3 Notes
(i) Class A-3 Notes Balance	$305,000,000.00
(ii) Class A-3 Notes Pool Factor	1.0000000
(iii) Class A-3 Notes Interest Carryover Shortfall	$0.00

(iv) Class A-3 Notes Principal Carryover Shortfall	$0.00
(G) Class A-4 Notes
(i) Class A-4 Notes Balance	$225,853,000.00
(ii) Class A-4 Notes Pool Factor	1.0000000
(iii) Class A-4 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-4 Notes Principal Carryover Shortfall	$0.00
(H) Certificates
(i) Certificates Balance	$28,697,894.52
(ii) Certificates Pool Factor	1.0000000
(iii) Certificates Interest Carryover Shortfall	$0.00
(iv) Certificates Principal Carryover Shortfall	$0.00
(I) Servicing Fee
(i) Servicing Fee Shortfall	$0.00
(J) End of Prior Month Account Balances
(i) Reserve Account	$7,826,631.71
(ii) Yield Supplement Account	$5,041,555.43
(iii) Payahead Account	$0.00
(iv) Advances Outstanding	$217,211.57
(K) Portfolio Summary as of End of Prior Year
(i) Weighted Average Coupon (WAC)	4.31%
(ii) Weighted Average Remaining Maturity (WAM)	49.24	months
(iii) Number of Receivables	56,509
(L) Note and Certificate Percentages
(i) Note Percentage	100.00%
(ii) Certificate Percentage	0.00%

CREDIT SUISSE FIRST BOSTON	PAGE 2

AMERICAN HONDA FINANCE CORPORATION
Annual Statement to Certificateholder—Honda Auto Receivables 2003-5 Owner Trust
04/01/04 through 03/31/05

III. INPUTS FROM THE MAINFRAME
(A) Precomputed Contracts Principal
(i) Scheduled Principal Collections	$0.00
(ii) Prepayments in Full	$0.00
(iii) Prepayments in Full due to Repurchases	$0.00
(B) Precomputed Contracts Total Collections	$0.00
(C) Precomputed Interest Receivables Interest (B-A((i)+(ii)+(iii)))	$0.00
(D) Simple Interest Receivables Principal
(i) Principal Collections	$213,575,599.88
(ii) Prepayments in Full	$104,208,659.00
(iii) Repurchased Receivables Related to Principal	$0.00
(E) Simple Interest Receivables Interest
(i) Simple Interest Collections	$33,261,057.30
(F) Payment Advance for Precomputes
(i) Reimbursement of Previous Advances	$0.00
(ii) Current Advance Amount	$0.00
(G) Interest Advance for simple Interest - Net	($38,398.62)
(H) Payahead Account
(i) Payments Applied	$0.00
(ii) Additional Payaheads	$0.00
(I) Portfolio Summary as of End of Month
(i) Weighted Average Coupon (WAC)	4.20%
(ii) Weighted Average Remaining Maturity (WAM)	37.70 months
(iii) Remaining Number of Receivables	47,967

(J) Delinquent Receivables	# Units		Dollar Amount
(i) 30-59 Days Delinquent	1,010	2.11%	$12,618,203.69	2.07%
(ii) 60-89 Days Delinquent	156	0.33%	$1,979,517.39	0.32%
(ii) 90 Days or More Delinquent	21	0.04%	$313,770.66	0.05%
(K) Vehicles Repossessed During Collection Period	32	0.07%	$413,921.49	0.07%
(L) Total Accumulated Repossessed Vehicles in Inventory	47	0.10%	$616,334.52	0.10%

IV. INPUTS DERIVED FROM OTHER SOURCES
(A) Collection Account Investment Income	$0.00
(B) Reserve Account Investment Income	$131,395.01
(C) Yield Supplement Account Investment Income	$63,583.18
(D) Trust Fees Expense	$9,000.00
(E) Aggregate Net Losses for Collection Period	$3,433,712.96
(F) Liquidated Receivables Information
(i) Gross Principal Balance on Liquidated Receivables	$6,733,916.65
(ii) Liquidation Proceeds	$2,456,160.91
(ii) Recoveries from Prior Month Charge Offs	$844,042.78
(G) Days in Accrual Period	364
(H) Deal age	16

COLLECTIONS

V. INTEREST COLLECTIONS
(A) Total Interest Collections (III(C+E(i)+G)	$33,222,658.68
VI. PRINCIPAL COLLECTIONS
(A) Principal Payments Received (III(A((i)+(ii))+(D(i)+(ii)))	$317,784,258.88
(B) Liquidation Proceeds (IV(H(i)))	$2,456,160.91
(C) Repurchased Loan Proceeds Related to Principal (III(A(iii)+D(iii)))	$0.00
(D) Recoveries from Prior Charge Offs (IV(H(ii)))	$844,042.78
(E) Total Principal Collections (A+B+C+D)	321,084,462.57
VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS (V(C)+VI(E))	354,307,121.25
VIII. YIELD SUPPLEMENT DEPOSIT	$2,374,631.16
IX. TOTAL AVAILABLE AMOUNT (VII+VIII)	356,681,752.41

DISTRIBUTIONS

X. FEE DISTRIBUTIONS
(A) Servicing Fee
(i) Servicing Fee Due (I(H)/12)(II(B))+(II(H)(i))	$7,848,393.80
(ii) Servicing Fee Paid	7,848,393.80
(iii) Servicing Fee Shortfall	$0.00
(B) Reserve Account Investment Income (IV(B))	131,395.01
(C) Yield Supplement Account Investment Income (IV(C))	63,583.18
(D) Trust Fees Expense (IV(D))	9,000.00
XI. DISTRIBUTIONS TO NOTEHOLDERS
(A) Interest
(i) Class A-1 Notes
(a) Class A-1 Notes Interest Due	$338,226.50
(b) Class A-1 Notes Interest Paid	338,226.50
(c) Class A-1 Notes Interest Shortfall	$0.00
(ii) Class A-2 Notes
(a) Class A-2 Notes Interest Due	$3,101,319.09
(b) Class A-2 Notes Interest Paid	3,101,319.09
(c) Class A-2 Notes Interest Shortfall	$0.00
(iii) Class A-3 Notes
(a) Class A-3 Notes Interest Due	$7,014,999.96
(b) Class A-3 Notes Interest Paid	7,014,999.96
(c) Class A-3 Notes Interest Shortfall	$0.00
(iv) Class A-4 Notes
(a) Class A-4 Notes Interest Due	$6,685,248.84
(b) Class A-4 Notes Interest Paid	6,685,248.84
(c) Class A-4 Notes Interest Shortfall	$0.00

CREDIT SUISSE FIRST BOSTON	PAGE 3

AMERICAN HONDA FINANCE CORPORATION
Annual Statement to Certificateholder—Honda Auto Receivables 2003-5 Owner Trust
04/01/04 through 03/31/05

(v) Total Note Interest
(a) Total Note Interest Due	$17,139,794.39
(b) Total Note Interest Paid	17,139,794.39
(c) Total Note Interest Shortfall	$0.00
(d) Reserve Fund Withdrawn for Note Interest	$0.00
Amount available for distributions after Fees & Interest (VIII-(IX(A)(ii)-(D))-X(A)(v)(b))	331,684,564.22
(B) Principal
(i) Noteholders' Principal Distribution Amounts	$317,906,957.59
(ii) Class A-1 Notes Principal
(a) Class A-1 Notes Principal Due	125,784,031.05
(b) Class A-1 Notes Principal Paid	125,784,031.05
(c) Class A-1 Notes Principal Shortfall	$0.00
(d) Reserve Fund drawn	$0.00
(iii) Class A-2 Notes Principal
(a) Class A-2 Notes Principal Due	$192,122,926.54
(b) Class A-2 Notes Principal Paid	192,122,926.54
(c) Class A-2 Notes Principal Shortfall	$0.00
(d) Reserve Fund drawn	$0.00
(iv) Class A-3 Notes Principal
(a) Class A-3 Notes Principal Due	$0.00
(b) Class A-3 Notes Principal Paid	0.00
(c) Class A-3 Notes Principal Shortfall	$0.00
(d) Reserve Fund drawn	$0.00
(v) Class A-4 Notes Principal
(a) Class A-4 Notes Principal Due	$0.00
(b) Class A-4 Notes Principal Paid	0.00
(c) Class A-4 Notes Principal Shortfall	$0.00
(d) Reserve Fund drawn	$0.00
(vi) Total Notes Principal
(a) Total Notes Principal Due	$317,906,957.59
(b) Total Notes Principal Paid	317,906,957.59
(c) Total Notes Principal Shortfall	$0.00
(d) Reserve Fund drawn	$0.00
XII. RESERVE FUND DEPOSIT
Amount available for deposit into reserve account	$13,777,606.63
Amount deposited into reserve account	0.00
Excess Amount Released from Reserve Account	0.00
Excess funds available to Certificateholders	13,777,606.63
XIII. DISTRIBUTIONS TO CERTIFICATEHOLDERS
(A) Interest
(i) Certificate Monthly Interest Due	$800,055.80
(ii) Certificate Interest Shortfall Beginning Balance	$0.00
(iii) Total Certificate Interest Due	$800,055.80
(iv) Certificate Interest Paid	800,055.80
(v) Certificate Interest Shortfall Ending Balance	$0.00
(B) Principal
(i) Certificate Monthly Principal Due	$6,611,217.94
(ii) Certificate Principal Shortfall Beginning Balance	$0.00
(iii) Total Certificate Principal Due	$6,611,217.94
(iv) Certificate Principal Paid	6,611,217.94
(v) Certificate Principal Shortfall Ending Balance	$0.00
(C) Release to Seller	$6,366,332.89

DISTRIBUTIONS SUMMARY

(A) Total Collections	$356,681,752.41
(B) Service Fee	$7,848,393.80
(C) Trustee Fees	9,000.00
(D) Class A1 Amount	$126,122,257.55
(E) Class A2 Amount	$195,224,245.63
(F) Class A3 Amount	$7,014,999.96
(G) Class A4 Amount	$6,685,248.84
(H) Amount Deposited into Reserve Account	$0.00
(I) Certificateholders	$7,411,273.74
(J) Release to seller	$6,366,332.89
(K) Total amount distributed	$356,681,752.41
(L) Amount of Draw from Reserve Account	0.00
(M) Excess Amount Released from Reserve Account	0.00

PORTFOLIO AND SECURITY SUMMARY

XIV. POOL BALANCES AND PORTFOLIO INFORMATION	Beginning of Period		End of Period
(A) Balances and Principal Factors
(i) Aggregate Balance of Notes	$906,637,031.05		$588,730,073.46
(ii) Note Pool Factor	0.8933678		0.5801136
(iii) Class A-1 Notes Balance	125,784,031.05		0.00
(iv) Class A-1 Notes Pool Factor	0.5375386		0.0000000
(v) Class A-2 Notes Balance	250,000,000.00		57,877,073.46
(vi) Class A-2 Notes Pool Factor	1.0000000		0.2315083
(vii) Class A-3 Notes Balance	305,000,000.00		305,000,000.00
(viii) Class A-3 Notes Pool Factor	1.0000000		1.0000000
(ix) Class A-4 Notes Balance	225,853,000.00		225,853,000.00
(x) Class A-4 Notes Pool Factor	1.0000000		1.0000000
(xi) Certificates Balance	28,697,894.52		22,086,676.58
(xii) Certificates Pool Factor	1.0000000		0.7696271
(xiii) Total Principal Balance of Notes and Certificates	935,334,925.57		610,816,750.04
(B) Portfolio Information
(i) Weighted Average Coupon (WAC)	4.31%		4.20%
(ii) Weighted Average Remaining Maturity (WAM)	49.24	months	37.70	months
(iii) Remaining Number of Receivables	56,509		47,967
(iv) Portfolio Receivable Balance	$935,334,925.57		$610,816,750.04
(C) Outstanding Advance Amount	$217,211.57		$178,812.95
(D) Outstanding Payahead Balance	$0.00		$0.00

CREDIT SUISSE FIRST BOSTON	PAGE 4

AMERICAN HONDA FINANCE CORPORATION
Annual Statement to Certificateholder—Honda Auto Receivables 2003-5 Owner Trust
04/01/04 through 03/31/05

SUMMARY OF ACCOUNTS

XV. RECONCILIATION OF RESERVE ACCOUNT
(A) Beginning Reserve Account Balance	$7,826,631.71
(B) Draws	0.00
(i) Draw for Servicing Fee	0.00
(ii) Draw for Interest	0.00
(iii) Draw for Realized Losses	0.00
(C) Excess Interest Deposited into the Reserve Account	0.00
(D) Reserve Account Balance Prior to Release	7,826,631.71
(E) Reserve Account Required Amount	7,826,631.71
(F) Final Reserve Account Required Amount	7,826,631.71
(G) Excess Reserve Account Amount	0.00
(H) Ending Reserve Account Balance	7,826,631.71
XVI. RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT
(A) Beginning Yield Supplement Account Balance	5,041,555.43
(B) Investment Earnings	63,583.18
(C) Investment Earnings Withdraw	63,583.18
(D) Additional Yield Supplement Amounts	0.00
(E) Yield Supplement Deposit Amount	2,374,631.16
(F) Release of Yield Deposit Account Balance to Seller	0.00
(G) Ending Yield Supplement Account Balance	2,666,924.27
XVII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
(A) Liquidated Contracts
(i) Liquidation Proceeds	$2,456,160.91
(ii) Recoveries on Previously Liquidated Contracts	844,042.78
(B) Aggregate Net Losses for Collection Period	3,433,712.96
(C) Net Loss Rate for Collection Period (annualized)	0.44%
(D) Cumulative Net Losses for all Periods	3,630,352.19

(E) Delinquent Receivables	# Units		Dollar Amount
(i) 30-59 Days Delinquent	1,010	2.11%	$12,618,203.69	2.07%
(ii) 60-89 Days Delinquent	156	0.33%	$1,979,517.39	0.32%
(ii) 90 Days or More Delinquent	21	0.04%	$313,770.66	0.05%
XVIII. REPOSSESSION ACTIVITY	# Units		Dollar Amount
(A) Vehicles Repossessed During Collection Period	32	0.07%	$413,921.49	0.07%
(B) Total Accumulated Repossessed Vehicles in Inventory	47	0.10%	$616,334.52	0.10%

XIX. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE
(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
(i) Second Preceding Collection Period	0.22%
(ii) Preceding Collection Period	0.45%
(iii) Current Collection Period	0.43%
(iv) Three Month Average (Avg(i,ii,iii))	0.37%
(B) Ratio of Balance of Contracts Delinquent 60 Days or More to the Outstanding Balance of Receivables.
(i) Second Preceding Collection Period	0.70%
(ii) Preceding Collection Period	0.55%
(iii) Current Collection Period	0.47%
(iv) Three Month Average (Avg(i,ii,iii))	0.57%

(C) Loss and Delinquency Trigger Indicator	Trigger was not hit.

I hereby certify that the servicing report provided is true
and accurate to the best of my knowledge.

By: /s/ John Weisickle
Mr. John Weisickle
Vice President